                                   Exhibit 21

                          BARRETT RESOURCES CORPORATION
                         Subsidiaries of the Registrant



Name of Company                                     State of Incorporation
---------------                                    ----------------------


Bargath, Inc. ............................................  Colorado
Barrett 1997 Trust (a business trust) ....................  Delaware
Barrett Fuels Corporation ................................  Delaware
Barrett Resources International Corporation ..............  Delaware
Barrett Resources (Peru) Corporation .....................  Delaware
Grand Valley Gathering System ............................  Colorado
Parachute Mountain, Inc. .................................  New Mexico
Plains Petroleum Company .................................  Delaware
Plains Petroleum Gathering Company .......................  Delaware
Plains Petroleum Operating Company .......................  Delaware


All of the subsidiaries named above are included in the consolidated financial statements of the Registrant included herein.